Exhibit 99.12

Schedule “B”
Draft Waiver Letter

SCHEDULE “B”

[Nota: dichiarazione da rilasciarsi a cura di ciascuna Società Finanziatrice in favore di ciascuna parte mutuataria dei finanziamenti indicati nella Convenzione]

•     Spett.le [Arcotronics Italia S.p.A.]

•     Altri mutuatari (i “Mutuatari”)

[luogo e data]

LETTERA DI “WAIVER” ED ASSENSO AL RILASCIO DI GARANZIE

Gentili Signori,

con riferimento alla Convenzione in data 13 settembre 2006 (le cui definizioni si intendono qui richiamate), premesso che:

A)                    in data • la società [Arcotronics Italia S.p.A.] (la “Società”) ha comunicato che per effetto della cessione dell’intero capitale azionario da parte di Blue Skye S.à r.l ed in favore di Kemet Electronics Corporation (“Kemet”) da effettuarsi ai sensi del contratto denominato “Sale and Purchase Agreement” stipulato il [10 agosto 2007] tra le medesime parti (lo “SPA”) si verificherà, alla data del [•] (“Data del Closing”), un Cambio di Controllo;

B)                      alla Data del Closing I’importo dovuto alle sottoscritte Banche ai sensi della Convenzione e della Documentazione Finanziaria per capitale, interessi (corrispettivi e moratori), oneri ed accessori e/o a qualsiasi altro titolo, è pari a complessivi Euro [•] (l“Importo”) da corrispondersi negli importi analiticamente indicati nell’Allegato A alla presente lettera a ciascuna Banca;

C)                      alla Data del Closing I’importo dei Crediti di Firma in Essere è pari a complessivi Euro [•] (L’“Importo dei Crediti per Firma”) a fronte delle garanzie emesse e per gli importi indicati analiticamente rispetto a ciascuna Banca nell’Allegato A.

•     le sottoscritte Banche:

1.                                           confermano, anche in deroga (per quanto occorrer possa) alla Convenzione ed alla Documentazione Finanziaria, che, con il pagamento dell’Importo e con il versamento dell’Importo dei Crediti per Firma da effettuarsi alla Data del Closing sui conti correnti indicati nell’Allegato A, null’altro sarà dovuto alle Banche per capitale, interessi (corrispettivi e moratori), commissioni, oneri ed accessori e/o a qualsiasi altro titolo in relazione e/o ai sensi della Convenzione e della Documentazione Finanziaria che dovranno pertanto considerarsi definitivamente risolte e prive di efficacia e rinunciano espressamente con la presente ad ogni diritto e/o azione presente e futuro in relazione alla Convenzione ed alla Documentazione Finanziaria; e

2.                                           si impegnano, subordinatamente al pagamento dell’Irnporto ed al versamento dell’Importo dei Crediti per Firma, (i) a prestare nelle forme di legge entro o alla Data del Closing il proprio consenso incondizionato ed irrevocabile all’estinzione di tutte Le garanzie concesse in proprio favore ai sensi della Convenzione e/o della Documentazione Finanziaria, autorlzzando espressamente la cancellazione di ogni formalità, vincolo, onere o gravame relativo alle stesse nonché (ii) a sottoscrivere ogni atto e/o formalità necessaria e/o opportuna per il rilasdo di tali garanzie.

All. A

*** *** ***

[Banche Finanziatrici]

Per accettazione

[Mutuatari]

Società

Allegato A

[DA COMPLETARE CON INDICAZIONE DEGLI IMPORTI DOVUTI A CIASCUNA BANCA E DEI CONTI CORRENTI SUI QUALI EFFETTUARE I RELATIVI PAGAMENTI AL CLOSING. L’ALLEGATO DOVRA’ INDICARE ANCHE GLI IMPORTI E I CONTI PER IL PAGAMENTO DEL CASH COLLATERAL DA PRESTARSI A FRONTE DELL’IMPORTO DEI CREDITI DI FIRMA IN ESSERE AL CLOSING]